Exhibit 10.2
Development and License Agreement
Between
NuPathe Inc.
and
LTS Lohmann Therapie-Systeme AG
Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 230.406. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.

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ANNEX A Active Principle Specifications
ANNEX B Development Plan
ANNEX C LTS Outlines of Principles for Manufacturing Agreements
ANNEX D Specifications
ANNEX E Active Principle Data
ANNEX F Investment Costs for manufacture of clinical samples
ANNEX G LTS Product Liability Insurance
ANNEX H Quality Agreement

DEVELOPMENT AND LICENSE AGREEMENT
THIS AGREEMENT, effective as of September 14, 2007 (“Effective Date”) by and among LTS Lohmann Therapie-Systeme AG, a company organized under the laws of Germany having a principal place of business at Lohmannstraße 2, 56626 Andernach, Federal Republic of Germany (“LTS”);
AND
NuPathe Inc., a corporation organized under the laws of Delaware having a principal place of business at 375 East Elm Street, Suit 110, Conshohocken, PA 19428, USA (“NuPathe”)
WITNESSETH
     WHEREAS, NuPathe is engaged in the research and development of new products including Active Principle and Active Principle compositions for use in the health care field.
     WHEREAS, NuPathe has acquired rights to an iontophoretic transdermal technology for the use with the Active Principle.
     WHEREAS, LTS is engaged and experienced in developing and manufacturing transdermal therapeutic systems for the delivery of pharmaceutical ingredients through the skin (“TTS”).
     WHEREAS, NuPathe is interested in a cooperation concerning Product.
     WHEREAS, the parties intend to collaborate in the commercialization of such Product resulting from the development work under this agreement, during which, subject, however to the terms and conditions of this agreement NuPathe would market, distribute, sell and/or have marketed, distributed or sold such Product and LTS would exclusively manufacture and supply NuPathe’s requirements therefore.
     NOW THEREFORE, in consideration of the premises and mutual covenants and conditions set forth herein, the Parties agree as follows:

Article I. Definitions
1.01	Introduction

When used in this Agreement, each of the following terms shall have the meanings set out in this Article I.

1.02	“Active Principle”

shall mean the active pharmaceutical ingredient Sumatriptan Succinate ready to be used for the development of the Product (as hereinafter defined) and for the manufacturing of Clinical Samples (as hereinafter defined) and the Product.

1.03	“Active Principle Specifications” means the specifications of the Active Principle, set forth in Annex A.

1.04	“Affiliate”

means any person or business entity which directly or indirectly controls, is controlled by, or is under common control with a Party to this Agreement. A business entity shall be deemed to “control” another business entity, if it owns directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity, or exercises equivalent influence over such entity. If the laws of the jurisdiction in which such entity operates prohibit ownership by a Party of more than fifty percent (50%), “control” shall be deemed to exist at the maximum level of ownership allowed by such jurisdiction.

1.05	“Agreement”

shall mean this agreement and the annexes thereto.

1.06	“Annex”

means an exhibit to this Agreement which sets out details of the Agreement and shall be binding only if signed by legal representatives of the parties.

1.07	“cGMP”

means current good manufacturing practices, as applicable, as described in (i) Parts 210, 211 and 820 of Title 21 of the United States’ Code of Federal Regulations, (ii) Division 2 of Part C of the Food and Drug Regulations (Canada), (iii) EC Directive 91/356/EEC and (iv) the latest Health Canada, FDA and European Medicine Evaluation Agency guidance documents pertaining to manufacturing and quality control practice, as updated, amended and revised from time to time and as applicable under the particular circumstances.

1.08	“Clinical Samples”

mean samples of the Product complying with the Specifications manufactured by LTS according to cGMP and the Quality Agreement and supplied to NuPathe for purposes of evaluation by NuPathe in one or more clinical studies.

1.09	“Commercially Reasonable Efforts”

means those efforts employed by the Parties, equivalent to that level of attention and care that they devote to their other businesses and products of similar commercial potential and at a similar stage of progress of development.

1.10	“Defective”

means in connection with the term “Product” or “Clinical Samples” any Product or Clinical Samples which does not meet the Specifications and / or is not manufactured according to cGMP and according to applicable laws and regulations. Defect shall be construed accordingly.

1.11	“Development Committee”

means a group composed of one or more representative(s) from NuPathe and representatives from LTS, which shall be responsible for planning and monitoring the Project to ensure diligent completion thereof.

1.12	“Development Work” means the activities set forth in the Development Plan, attached hereto.

1.13	“Development Plan”

means the plan attached hereto as Annex B, which sets forth the activities to be performed and the timelines for such activities. The Development Plan may be amended by the mutual written agreement of the parties.

1.14	“FDA”

means the United States Food and Drug Administration and any successor agency thereto.

1.15	“Iontophoretic Components”

means all materials related to the iontophoretic operation of the Product, including but not limited to assembled iontophoretic circuits, power sources, electrodes, batteries, and other components necessary for operation of the Product.

1.16	“LTS Know How”

means proprietary information of LTS regarding the general development and manufacture of TTS and related technologies.

1.17	“LTS Intellectual Property”

means all right, title and interest to LTS Know-How, including but not limited to LTS’ Patents.

1.18	“LTS Patents”

means any patent or application owned or controlled by LTS covering general development and manufacture of TTS and related technologies

1.19	“Major Market Country”

shall mean the United States and each country of the European Union.

1.20	“Manufacturing Agreement”

shall mean the manufacturing and supply agreement to be concluded between the Parties for the commercial manufacture and supply of the Product consistent with LTS’ Outlines of Principles for Manufacturing Agreements, which are attached hereto as Annex C.

1.21	“NuPathe Know How”

means proprietary information of NuPathe concerning iontophoresis, the Iontophoretic Components, the Active Principle.

1.22	“NuPathe Intellectual Property”

means all right, title and interest in and to all proprietary information of NuPathe regarding the SmartReliefTM iontophoretic patch technology including, without limitation, design, specifications, engineering, drug formulation and technology, including Patents related thereto and NuPathe Know-How.

1.23	“Patents”

shall mean any patents or patent applications and any continuations, continuations-in-part, divisions, provisionals, substitutions, patents of addition, reissues, reexamination, renewals or extensions thereof (including any supplemental patent certificates) and any confirmation patent or registration patent and all foreign counterparts of any of the foregoing.

1.24	“Product”

means a TTS containing Active Principle, combined with the Iontophoretic Components.

1.25	“Party” shall mean a Party to this Agreement.

1.26	“Project”

means collaboration of the Parties under this Agreement with the objective to develop and commercialize the Product.

1.27	“Quality Agreement”

means the Quality Agreement attached hereto as Annex___and executed simultaneously with this Agreement

1.28	“Report”

means the final report to NuPathe containing LTS’s results of LTS’ activities under this agreement to develop a Product.

1.29	“Specifications”

means the written specifications developed in accordance with the Quality Agreement for the manufacturing and quality control of the Product, and any and all additions and amendments to the same made by the written agreement of the Parties during the term of this Agreement.

The Specifications will be attached to and made a part of this Agreement as Annex D.

1.30	“Sublicensee”

means a Party whom NuPathe has sublicensed its license(s) granted hereunder in accordance with Section 4.03 subsection (b) of this agreement.

1.31	“Territory”

means worldwide.

1.32	Interpretation

Unless the context of this Agreement requires otherwise,
(i)	words of any gender include each other gender,

(ii)	words using the singular or plural number also include the plural or singular number, respectively,

(iii)	the terms “hereof”, “herein”, “hereunder”, “hereby” and derivative or similar words refer to this entire Agreement,

(iv)	the terms “Article” or “Section” refer to the specified Article or Section of this Agreement, and

Article II. Contribution of LTS
2.01	LTS Contribution.

LTS shall use its Commercially Reasonable Efforts to perform the Development Work and to perform the Development Work in accordance with the Quality agreement and all applicable laws and regulations, including standards of cGMP.

2.02	Report.

The Development Work shall culminate in a Report summarizing and documenting the Development Work.

LTS shall use Commercially Reasonable Efforts to present the Report to NuPathe within sixty (60) days after completion of the Development Work.

NuPathe may request reasonable modifications to such Report within thirty (30) days after receiving the Report and LTS shall make such reasonable modifications within thirty (30) days after receipt of NuPathe’s written request. In the event NuPathe does not comment on the draft within such thirty (30) days period, then the Report shall be deemed accepted.

2.03	Clinical Samples.

LTS shall use its Commercially Reasonable Efforts to manufacture and supply to NuPathe Clinical Samples. It is being understood that NuPathe shall pay no other compensation for the delivery of Clinical Samples, other than the compensation as provided for in Article VI.

2.04	Timelines.

LTS shall use its Commercially Reasonable Efforts to perform the Development Work within the timelines set forth in the Development Plan, however NuPathe acknowledges that due to the developmental nature of such work LTS is unable to warrant or guarantee the completion of the Project within those time limits. In the event LTS becomes aware that it will not be able to comply with the timelines set forth in the Development Plan, it shall inform NuPathe in due time.

2.05	Implementation of the Project.

LTS shall have sole control over the implementation of the LTS activities as established by the decisions and recommendations of the Development Committee and / or the Development Plan.

2.06	LTS’ Support of Registration.

LTS shall provide to NuPathe in a timely manner the information which concerns the design and manufacture of the Product necessary for preparing the applicable regulatory documents for NuPathe’s regulatory filings and shall use its Commercially Reasonable Efforts to provide NuPathe support reasonably required for such filing for one Major Market Country. Subject to regulatory requirements, in the event that this requires disclosure of LTS Know-How or confidential information of LTS customers, LTS shall have the right to communicate such information directly to the health authorities, without disclosing same to NuPathe. All INDs, NDAs and other regulatory filings made or filed by NuPathe with respect to any Products shall be in the name of, and be owned solely by NuPathe.

In the event NuPathe wishes additional support from LTS for the registration in other countries, any activities shall be subject to the terms and conditions of this agreement, provided, however, that such support from LTS shall be subject to a written agreement including LTS’ compensation and the timelines for such support.

2.07	Audit at LTS.

In addition to any audit and/or inspection rights set forth in the Quality Agreement, LTS will permit an authorized representative of NuPathe or its Affiliates to inspect at all reasonable times the process of manufacture and storage of the Clinical Samples under such conditions as LTS may reasonably require in order to protect the confidentiality of its and its other customer’s proprietary and confidential information.

2.08	Establishment Registration/Device Listing

If necessary, LTS shall use its Commercial Reasonable Efforts to file a Registration of Device Establishment and Medical Device Listing pursuant to 21 CFR 807. NuPathe shall pay all costs related thereto.
Article III. Contributions of NuPathe
3.01	NuPathe Cooperation.

NuPathe shall use its Commercially Reasonable Efforts to duly cooperate during the entire course of the Project.

3.02	Active Principle Supply.

NuPathe shall supply LTS with such quantities of Active Principle at such times as LTS reasonably, at its discretion, needs for the Project [**] and will ship the Active Principle DDP (Incoterms 2000). All Active Principle supplied hereunder shall be utilized by LTS

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solely for conducting work on the Project and any unused quantities shall be returned to NuPathe at NuPathe’s cost.
(1)	NuPathe’s Compliance with Active Principle Specifications. NuPathe represents and warrants that Active Principle delivered under this Agreement conforms to the Active Principle Specifications as the Parties have agreed upon and has been manufactured according to cGMP and all other applicable statutes, laws and regulations. LTS shall check for identity only all such supplies within ten (10) days of receipt thereof.

(2)	Audit at Supplier of Active Principle. If it is required by law, NuPathe shall enable authorized representative of LTS or its Affiliates upon written reasonable advance notice to inspect at all reasonable times the process of manufacture and storage of the Active Principle supplies, under such conditions as NuPathe or any supplier of the Active Principle may reasonably require in order to protect the confidentiality of its and its other customer’s proprietary and confidential information.
3.03	Active Principle Data.

NuPathe shall supply LTS with relevant data related to the Active Principle including safety data sheet and all other information LTS might additionally require in pursuance of the Project.

3.04	Evaluating Results.

NuPathe shall duly evaluate the results in any interim report and the Report in order to promote the Project as much as practical.

3.05	Iontophoresis Components

NuPathe shall supply LTS with sufficient quantities of Iontophoretic Components, as LTS reasonably requires for the Project [**]. All Iontophoretic Components supplied hereunder shall conform to the Specifications and shall be utilized by LTS solely for conducting work on the Project.

3.06	Clinical Trials.

NuPathe shall be responsible for planning and carrying out all clinical trials of Products. NuPathe shall perform such clinical trials in accordance with all applicable laws and regulations.

3.07	Registration of Products.

NuPathe shall be responsible for preparing in a timely manner the applicable regulatory documents and filing for registration and approval of Products in the Territory. Any sections of the filing for registration relevant for LTS shall be subject to LTS’ prior approval which shall not be unreasonably withheld.

3.08	Upgrade to the LTS’ facility

NuPathe shall reimburse LTS for investment costs specified in Annex F and all other investment costs which are directly related to specific tools and equipment necessary for manufacturing the clinical samples of Product, which are currently not available for the manufacture of the clinical samples of Product at LTS.
(a)	NuPathe shall pay the costs within thirty (30) days of submission by LTS to NuPathe of the respective invoice. LTS may invoice NuPathe, once it has entered into a firm commitment to purchase tools or equipment. LTS will fulfill its

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obligation to pay the third party vendor(s). NuPathe shall have the right to audit invoices received by LTS for the purchase of such equipment and/or tools in LTS’ rooms in Andernach, Germany at a time mutually convenient to both parties.

(b)	LTS does not guarantee or assumes any liability that such specific tools and equipment are suitable for manufacture of commercial quantities; however LTS shall use its Commercially Reasonable Efforts to make such equipment useable for the commercial manufacture of the Product.
Article IV. Involvement of Third Parties
4.01	Involvement of Third Parties — General.

Except as set forth herein, this Agreement and the licenses granted are personal to the Parties and cannot be assigned by a Party without the prior written authorization of the other Party, such authorization not to be unreasonably withheld. Such an authorization shall not be required for assignments by a Party to one of its Affiliates or in connection with the transfer or sale of all or substantially all of its assets, stock or business or its merger, consolidation or combination with or into another entity, provided however, that this exception does not apply in case of NuPathe assignment to an entity who’s primary business is the manufacturing of transdermal patches. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, administrators, successors and permitted assigns of the parties.

4.02	Involvement of Third Parties by LTS.

LTS may have certain of its tasks or duties performed by one of its Affiliates, or, after written authorization of NuPathe, which shall not be withheld unreasonably, by a third party under obligation of confidentiality, if same is necessary for the timely performance of the Development Work, however, LTS shall remain solely responsible for the performance of the Development Work in accordance with the terms hereof. If LTS chooses to have certain of its tasks or duties performed by one of its Affiliates or a third party according to the foregoing or if the Parties determine that the Product shall be manufactured in the facilities of LTS’ Affiliates, then all licenses in favor of LTS hereunder shall be deemed to be granted to such LTS’ Affiliate or such third party for the period during which it is performing LTS’ tasks or duties or is manufacturing the Product and such Affiliates or third parties shall:
(a)	assume the obligations to indemnify NuPathe according to this Agreement and the Manufacturing Agreement; and

(b)	provide a sufficient product liability insurance coverage equal to the coverage, which LTS is obliged to provide according to this Agreement and the Manufacturing Agreement.
4.03	Involvement of Third Parties by NuPathe.

The grant of licenses to NuPathe by LTS may be sublicensed by NuPathe to those of NuPathe’s third party sublicensees that require such license rights for the use, sale, importation, distribution or marketing of the Products, provided, that.
(a)	LTS is informed of the identity of the potential sublicense and the scope of rights that are being granted;

(b)	those sublicensees additionally assume the obligations to indemnify LTS according to this Agreement and the Manufacturing Agreement; and

(c)	those sublicensees provide a sufficient product liability insurance coverage equal to the coverage, which NuPathe is obliged to provide according to this Agreement and the Manufacturing Agreement.
Article V. Development Committee
5.01	Development Committee.

Within thirty (30) days after execution of this Agreement LTS and NuPathe will create a Development Committee which shall be responsible for
(a)	the control over the Project;

(b)	the review and approval of the Specifications subject to the Quality Agreement;

(c)	the co-ordination of all joint activities of the Parties under the Development Plan;

(d)	the exchange of information between the Parties;

(e)	analysis of the intellectual property aspects of the Product;

(f)	the evaluation of new research projects relating to the Project;

(g)	modifying the Development Plan;

(h)	resolving any unexpected issues that may arise in the performance of this Agreement.

LTS and NuPathe shall inform each other within thirty (30) business-days of the execution hereof of the identities of other persons and its deputies it has designated to the Development Committee. Each Party shall appoint at least one representative. The Parties shall be entitled to replace such representatives from time to time. NuPathe and LTS shall have equal voting rights in the Development Committee regardless of the number of representatives designated by NuPathe and LTS respectively. Decision of the Development Committee shall be made by unanimous written agreement of the Parties.

5.02	Control over Project.

The Development Committee shall have the primary control over the direction and the course of the Development Work. The Development Committee shall modify the Development Plan as appropriate.

5.03	Meetings.

The Development Committee shall meet at least quarterly, as appropriate also by teleconference or videoconference, to review the progress of the Development Work, to establish the program for the next quarter and to review if modifications to the Development Plan and on the time schedule are required; if any

5.04	Patent Search.

The Development Committee shall work with competent patent counsel of both of LTS and NuPathe to search frequently the patent literature in order to avoid that the Product infringes any third party’s patent, or to take appropriate action if any such patent exists. Such patent search and its results shall be reported orally to members of the Development Committee and to the legal departments of either Party. For the avoidance of doubt, this clause does not apply to patents held independently of the Project by either Party including but not limited to patents relating to the Active Principle, NuPathe Intellectual Property, NuPathe Know-how. LTS Intellectual Property or LTS Know-how.

5.05	Solving of Disputes.

If an unanimous decision cannot be reached within the Development Committee, each Party has the right to ask for discussions of the problem on the management level. In this case the appropriate management level of the Parties shall enter into good faith negotiations on the problem without undue delay. If such individuals cannot resolve such dispute, then NuPathe shall have the deciding vote; provided, however, that notwithstanding the foregoing, LTS shall not be obligated, as a result of such a deciding vote by NuPathe, to violate any obligation or agreement it may have with any third party and provided further that subject to Sections 12.02 and 14.05, NuPathe shall indemnify and hold LTS harmless from such damages resulting from such decision.
Article VI. Funding of Development Work
6.01	Payment Schedule.
(1)	NuPathe shall compensate LTS for all man—hours actually expended by LTS on the Project according to the Development Plan for development activities, for production testing, scale-up activities and — as applicable — to validation activities, and registration activities at the rate of € [**],-per man-hour [**].

(2)	During the term of this Agreement, LTS may increase the man-hour rate set forth above at the end of each calendar year (with such increase to take effect at the beginning of the next calendar year), provided, however, that such increase shall

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not exceed [**] percent ([**] %) of the man-hour rate for the previous year, or [**] percent ([**] %) in two (2) consecutive years.

(3)	LTS will take reasonable steps to verify and document the time devoted by LTS’ employees to the Project, and will monthly submit an accounting to NuPathe. LTS will allocate man-hours consistently with its historical allocation practice and will provide NuPathe with a sufficiently detailed explanation of such practice, upon request, so as allow an independent Certified Public Accountant or chartered accountant appointed by NuPathe and reasonably acceptable to LTS to audit same.
6.02	Payment Schedule, Invoices.

LTS may monthly send out invoices to NuPathe. NuPathe shall make all payments within thirty (30) days of date of invoice by LTS, detailing value added tax separately, to a bank account designated by LTS. A copy of the invoice shall be sent by fax parallel to mailing the invoice; however, no payment shall be due within said thirty (30) days until an original invoice has been received by NuPathe.

6.03	Overdue payments.

Overdue payments shall accrue interest at the rate of 4 (four) per cent above EURIBOR — EURO Interbank Offered Rate (three months) — as reported in the Handelsblatt, Frankfurt on the first business day that any payments becomes overdue, until made.

6.04	No Setoff.

NuPathe shall not be entitled to exercise any right of setoff, net-out or deduction, take any credit, or assert any other defense arising out of any transaction unless and until

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NuPathe has obtained a final and non-appealable judgment against LTS in the amount asserted by NuPathe.

6.05	Expenses.

Each Party shall bear all of the expenses of its own participation or related to its contribution or the performance of its obligations under this Agreement unless provided for in this Agreement. In the event of unforeseen or extraordinary expenses the Parties shall be entitled to request an equitable allocation.
Article VII. Commercialization
Should the Product be successfully developed, NuPathe shall have the exclusive right to import, market, sell or distribute or have imported, marketed, sold or distributed the Product in the Territory and LTS shall have the exclusive right to manufacture or have manufactured Product in the Territory. Such rights are subject to the execution of a Manufacturing Agreement on mutually agreed terms. The Parties will meet and discuss in good faith the Manufacturing Agreement, which shall be consistent with LTS’ Outlines as set forth in Annex C and the terms of this Agreement.
Article VIII. License Grants
8.01	NuPathe Grants.

NuPathe hereby grants to LTS a non-exclusive, royalty-free license under NuPathe Intellectual Property and all NuPathe Know-How for the sole purpose of conducting the Development Work, and if NuPathe elects to market a Product, such license shall include the right to manufacture and supply Product to NuPathe under the Manufacturing Agreement in the Territory.

8.02	LTS Grants.

LTS hereby grants to NuPathe a non-exclusive, royalty-free license in the Territory under LTS Intellectual Property and all LTS Know How for the sole purpose of conducting the Development Work pursuant to this Agreement and, provided that the parties cooperate in the development of Product in connection with pre-clinical, non-clinical and clinical drug development activities reasonably necessary to the development and submission of regulatory data to a regulatory authority for the purpose of achieving regulatory approval for the Product. In addition, if the Parties enter into a Manufacturing Agreement for the Product, NuPathe shall have the exclusive, royalty free right to use, import, sell, market and distribute or have imported, sold, marketed or distributed the Products in the Territory under the Manufacturing Agreement.

8.03	Specific LTS Manufacturing Know How.
(1)	In no case shall NuPathe be entitled to request any of LTS’ information concerning specific manufacturing LTS Know How, unless required for patent filing, prosecution or maintenance or regulatory registration or regulatory approval purposes. Subject to regulatory requirements, LTS will be entitled to communicate such information directly to regulatory authorities without disclosing it to NuPathe.

(2)	Nothing in this Agreement shall be construed as an obligation for LTS to provide or transfer general know-how and/or proprietary information necessary or useful for establishing a production of transdermal or other coating products.
Article IX. Inventions and Data
9.01	Inventions.

Each party shall continue to own its existing patents, trademarks, copyrights, trade secrets, know how and other intellectual property, without conferring any interests therein on the other party. Without limiting the generality of the preceding sentence, NuPathe shall retain all right, title and interest in and to NuPathe Intellectual Property and LTS shall retain all right, title and interest to LTS Intellectual Property. In the course of the performance of the Development Work under this Agreement, LTS and NuPathe will collaborate in the development of the Product and such collaboration may generate inventions as such term is defined under United States patent law (“Inventions”). Ownership of such inventions is as set forth in Articles 9.02 through 9.04 below.

9.02	NuPathe Inventions.

Any Inventions that are conceived, reduced to practice or created solely by LTS or in conjunction with NuPathe as a result of LTS’ performance of the Development Work under this Agreement which relate solely to NuPathe Intellectual Property shall be owned by NuPathe (“NuPathe Inventions”). NuPathe may file patent applications for such Inventions at its cost. Any compensation to an inventor under provisions of labor law shall be paid by the employer of that inventor.

LTS hereby assigns to NuPathe without further compensation, all of LTS’ right with respect to NuPathe Inventions. To ensure NuPathe’s ownership of such Inventions, LTS shall promptly disclose each such Invention to NuPathe (or any persons designated by it), and without disclosing the same to others, communicate to NuPathe all available information relating to such Inventions.

9.03	LTS Inventions.

Any Inventions that are conceived, reduced to practice or created solely by LTS or in conjunction with NuPathe as a result of LTS’ performance of the Development work under this Agreement which relate solely to LTS Intellectual Property shall be owned by LTS (“LTS Inventions”). LTS may file patent applications for such Inventions at its cost. Any compensation to an inventor under provisions of labor law shall be paid by the employer of that inventor.

NuPathe hereby assigns to LTS without further compensation, all of NuPathe’s rights with respect to LTS Inventions. To ensure LTS’ ownership of such Inventions, NuPathe shall promptly: disclose each such Invention to LTS (or any persons designated by it), and without disclosing the same to others, communicate to LTS all available information relating to such Inventions.

9.04	Joint Inventions.
(1)	Any Inventions that are conceived, reduced to practice or created under this Agreement that are not NuPathe Inventions or LTS Inventions shall be jointly owned by the Parties (‘Joint Inventions”).

(2)	Each of LTS and NuPathe will promptly disclose to the other in writing any Invention that might, under the applicable patent laws, be patentable and constitute a Joint Invention that would be owned by, or jointly owned with, the other party pursuant to this Section 9.03.

With respect to all patent applications (including amendments, continuations or continuations in part) related to Joint Inventions (the “Joint Patent Applications”), the Parties shall determine which Party shall be responsible for filing, prosecuting, maintaining and defending patent applications and patents on behalf of both Parties (the “Responsible Party”) based on a good faith determination of the relative contributions of the Parties to the invention and the relative level of interest of the Parties in the Invention.

At least twenty (20) days prior to the contemplated filing of such patent application, the Responsible Party shall submit a substantially completed draft of the Joint Patent Applications to the other Party and provide such Party with a reasonable opportunity to review and comment on any such documents prior to filing.

The Responsible Party shall also promptly provide the other Party with copies of any substantive prosecution correspondence received directly or indirectly from a patent office or from local patent counsel assisting with patent prosecution of such applications and the other Party shall have an opportunity to review and comment on any response thereto. The Responsible Party will consider in good faith the other Party’s comments and suggestions with respect to Joint Patent Applications and/or substantive prosecution correspondence and shall use its Commercially Reasonable Efforts to prepare, file, prosecute and maintain Joint Patents, in the Territory that provide the broadest possible coverage for the Product and shall not take any actions that would lessen or minimize coverage without the other Party’s prior written approval.

(3)	Any Joint Patent Applications shall be filed and registered in the name of LTS and NuPathe. Except as set forth below, the Parties shall share equally the costs of the preparation, filing, prosecution and maintenance of all Joint Patent Applications.

(4)	If the Responsible Party does not wish to file, prosecute or maintain any Joint Patent Application or maintain or defend such a patent in a particular country, it shall grant the other Party any necessary authority to file, prosecute and maintain such a patent application or maintain or defend such a patent in the name of both Parties.

(5)	If either Party elects not to pay its portion of any shared costs for a Joint Patent Application or patent issuing therefrom, the other Party may proceed with such Joint Patent Application in its own name and at its sole expense, in which case the Party electing not to pay its share of costs shall assign its entire right, title and interest in and to such Joint Patent Application to the other Party and such invention shall be treated as a sole Invention of the assignee.

Once a patent or other intellectual property rights are granted resulting from a Joint Patent Application, such patent shall be defined as a “Joint Patent Right”.

9.05	Transfer.

Either Party shall have the right to license Joint Inventions to a third party , provided, however, in the event LTS exclusively manufactures the Product on behalf of NuPathe using a Joint Invention, LTS may not grant any license to such Joint Invention to any third party for use in connection with the manufacture, sale, marketing, importation or distribution of any iontophoretic patch containing sumatriptan succinate.

9.06	Use of Inventions.
(1)	NuPathe shall have the right to use LTS Inventions consistent with its contractual rights and obligations set forth in this Agreement, including those set forth Section 8.02 hereof, or the Manufacturing Agreement for the purpose of commercializing the Product.

LTS shall have the right to use NuPathe Inventions consistent with its contractual rights and obligations set forth in this Agreement, including those set forth in Section 8.01 hereof, or the Manufacturing Agreement.

(2)	Each Party may license patents that it owns and/or sublicense its license to the other party’s patents as explicitly granted hereunder to any sublicensee and/or Affiliates consistent with this Agreement or the Manufacturing Agreement, provided that such sublicensee or Affiliate additionally assumes the rights and obligations of such party.
9.07	Data

NuPathe will own all data, information and results and technical, chemical, safety and scientific data and information obtained or generated in connection with clinical trials of the Product and non- clinical testing of the Product . Ownership of all other data and information generated in the course of the collaboration shall be determined according to the principles for Inventions as set forth in Sections 9.02 to 9.04.
Article X. Confidentiality
The information of the parties generated or exchanged during the performance of activities under this Agreement shall be treated in accordance with the terms of the Confidentiality Agreement concluded between NuPathe Inc. and LTS Lohmann Therapy Systems Corp. dated May 31st, 2006; provided, however, that with respect to information generated or exchanged in connection with the performance of this Agreement, all rights and obligations of the parties with respect to nondisclosure and non use of Confidential Information shall survive for a period of five (5) years from the expiration or termination of this Agreement.
For purposes of clarity, each party’s intellectual property as defined herein shall be deemed to be Confidential Information of the party owning such intellectual property. Any disclosure of information by one party to the other under the provisions of Article X of this Agreement shall be treated as the disclosing party’s Confidential Information under the Confidentiality Agreement.
Article XI. Patent Infringements
11.01	Notices.
LTS and NuPathe shall each promptly notify the other upon learning of any infringement of any Patents covering NuPathe Inventions, LTS Inventions or Joint Inventions.

11.02	Joint Patents.
(1)	In the event that a patent resulting from a Joint Patent Application should be the subject of a re-examination, interference or challenge before any court, the Parties shall jointly defend such action. Either Party may abandon such action, by conveying its interest in such patent to the other Party at no additional cost, in which case the license provided for in Section 8.01 and 8.02 shall not apply to such patent.

(2)	In the event that a Party becomes aware of any infringement or possible infringement of any Joint Patent Rights, such Party shall promptly notify the other Party in writing regarding such infringing activity.

Each Party shall have the right and authority, but not the obligation, to bring or defend an action involving claims or counterclaims for such infringing activity on its own upon at least thirty (30) days advance written notice to the other Party.

However, if both Parties wish to participate in such action, the action shall be brought jointly by both Parties. Any action in which the Parties participate jointly shall be jointly controlled and each Party shall bear its own expenses and be entitled to any recoveries gained for its own damages; all other recoveries shall be [**]. Both Parties shall have a duty to cooperate reasonably with each other with regard to a joint action.

(3)	In the event one Party chooses not to participate jointly in an action or similar legal recourse involving Joint Patent Rights, the other Party (the “Acting Party”) may do so at its own expense in its own name. Any recoveries gained by the

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Acting Party in such action or similar legal recourse shall first be used to reimburse each Party for all costs and expenses incurred in connection with pursuing the action and then Acting Party shall keep those recoveries gained for its own damages. The remainder, if any, shall be [**].

(4)	Upon request of the Acting Party and at the expense of the Acting Party, the other Party (“Non-Acting Party”) shall have a duty to cooperate reasonably with the Acting Party in any action involving Joint Patent Rights that is brought by the Acting Party. The Acting Party shall provide the Non-Acting Party with the opportunity to comment and keep the Non-Acting Party informed of all developments in the action.

(5)	Neither Party shall settle any action or similar legal recourse involving Joint Patent Rights without the prior written consent of the other Party, including but not limited to the grant of a license to a third party during any action.
11.03	Literature Research on Patents.
As set forth in Section 5.01, the Parties agree that the Development Committee, working in conjunction with competent patent counsel of LTS and/or NuPathe, shall cooperate in order to analyze all intellectual property aspects of the Product.
11.04	No Warranty.
LTS and NuPathe make no representation or warranty that any application for any patent is or will be sufficient for the issuance of a patent, nor that the manufacture or use of Product or Active Principle does not infringe any patent owned by a third party.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

11.05	Patent Infringement.
In the event of a suit against one or more Parties for patent infringement relating to the Product relating to [**], the Parties shall share the out-of-pocket expenses resulting from such situation (such out-of-pocket expenses shall be considered to include royalties and damages, as well as legal expenses and settlement payments) in the ratio of [**] % for NuPathe and [**] % for LTS, except that LTS share of such costs shall not exceed [**] % of the payments made by NuPathe during the preceding 12 months period, and that such sharing shall be the sole extent of their responsibility to each another in connection with such suit, claim or license. NuPathe shall [**], for which LTS [**].
11.06	Assistance.
The Parties shall assist each other with information, evidence, and fact witnesses as may be reasonably requested in the defense of or negotiations related to claims made against either one of the Parties.
Article XII. Liability and Indemnification
12.01	No warranty.
LTS does not make and shall not be deemed to make any representation or warranty, express or implied, as to the infringement of any third party’s rights to such intellectual property, including but not limited to, patents relating to the system, patentability, quality, merchantability, fitness for a particular use or performance of any licensed Product or that a party will successfully design (and develop a commercially marketable licensed Product).

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12.02	Product Liability.
LTS will [**].
In addition LTS shall hold NuPathe harmless within the scope and to the extent of [**] from any claim, cost, expense and damage arising out of [**] supplied by LTS to NuPathe for clinical trials to the extent that:
(a)	[**];

(b)	the afore-mentioned claim, expense, damage or injury is not [**].

NuPathe shall bear [**] and shall be [**] from any damage, claims, costs and expenses (including reasonable attorney’s fees) arising out of [**], for which LTS is according to the foregoing [**], including but not limited to [**].

The restrictions on LTS’ liability and NuPathe’s obligation to indemnify shall not apply in the event of LTS’ willful misconduct.

LTS shall use [**] to maintain product liability insurance coverage of an amount substantially similar to its product liability insurance coverage set forth in Annex C. A certificate of LTS’ current product liability insurance is attached hereto as Annex G.

The parties acknowledge that [**]. In the latter case the parties agree to discuss in good faith the bearing of [**].

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12.03	Burden of proof.
NuPathe shall have the burden of proof in the event NuPathe makes any claims on negligence and/or willful misconduct.
12.04	Insurance
NuPathe shall maintain sufficient clinical trial insurance coverage of an amount reasonable and customary in the pharmaceutical industry considering the nature and extent of the clinical trials in question for any clinical trial conducted by NuPathe with the Product.
Article XIII. Term and Termination
13.01	Term.
This Agreement shall remain in effect until terminated in accordance with Section this Article 13, or the Manufacturing Agreement is executed by the Parties.
13.02	Termination by either Party.
If the Development Committee, in good faith, determines that it is not feasible to jointly develop a Product either Party may terminate this Agreement on sixty (60) days notice.

13.03	Termination by NuPathe.
NuPathe shall be entitled to terminate this Agreement upon sixty (60) days written notice to LTS thereof. In such an event, NuPathe shall reimburse LTS for all costs incurred or irrevocably obligated by LTS prior to the date of termination; provided, however, any installment payments made by NuPathe that are in excess of LTS’ accumulated charges shall be returned to NuPathe.

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13.04	Termination for Default.
If either Party shall be in default of any of its material obligations under this Agreement, the non-defaulting Party shall give the defaulting Party written notice of such default, upon which the defaulting Party shall have sixty (60) days to cure such default or establish that no default has occurred. In the event such default is incapable of being cured within such sixty (60) days period, the non-defaulting party shall have the right to terminate the agreement only, if the defaulting party did not initiate appropriate action within such period to cure such default. In the event that a default remains uncured after sixty (60) days have elapsed, the non-defaulting Party may declare this Agreement terminated, by written notice to the defaulting Party.
13.05	Termination by Either Party.
If the Parties despite good faith negotiations fail to execute a Manufacturing Agreement either Party may terminate this Agreement on thirty (30) days written notice
13.06	Surviving Rights.
Neither cancellation or termination of this Agreement nor the execution of a Manufacturing Agreement shall relieve the Parties of their obligations of confidentiality under Article 10, their obligations as to Inventions under Article 9, their obligations regarding patent infringements under Article 11 or their obligations regarding product liability and indemnification under Article 12.
13.07	Effect of Termination.
Should a Party elect to terminate this Agreement pursuant to the provisions of this Agreement, neither Party shall thereafter have any rights to the use the Intellectual

Property, including Inventions, Patents or know-how, in so far owned by the other Party except as provided otherwise herein.
Article XIV. Miscellaneous Provisions
14.01	No Guarantee.
EACH OF THE PARTIES ACKNOWLEDGES THAT THE WORK TO BE PERFORMED HEREUNDER IN CONNECTION WITH THE DEVELOPMENT PROJECT IS DEVELOPMENTAL AND THAT NOTHING IN THIS AGREEMENT MAY OR SHALL BE CONSTRUED AS A GUARANTEE OR A REPRESENTATION THAT THE PRODUCTS WILL, WITHIN A CERTAIN PERIOD OF TIME, BE SUCCESSFULLY DEVELOPED WITH REGARD TO FITNESS FOR A PARTICULAR USE, FEASIBILITY OF MANUFACTURING, MARKETABILITY AND ALL TECHNICAL, LEGAL AND COMMERCIAL ASPECTS RELATED THERETO.
14.02	No Agency.
Nothing in this Agreement shall be construed as an authorization for a Party to act as an agent for another. Furthermore, NuPathe shall incur no liability for any act or failure to act by employees of LTS and LTS shall incur no liability for any act or failure to act by employees of NuPathe.
14.03	No License.
Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed or interpreted, either expressly or by implication, estoppel or otherwise, as: (i) a grant, transfer or other conveyance by either Party to the other of any right, title, license or other interest of any kind in any of its Inventions or other intellectual property, (ii) creating an obligation on the part of either Party to make any such grant, transfer or other conveyance or (iii) requiring either party to participate with the other Party in any cooperative development program or project of any kind or to continue with any such program or project.
14.04	Force Majeure.
Neither Party shall be responsible or liable or shall be considered in default or liable to the other Party for, nor shall this Agreement be terminated as a result of, any delay or failure to perform any of its obligations hereunder, if such delay or failure results from circumstances beyond the control of such Party, including requisition by any authority, the effect of any statute, ordinance or governmental order or regulation, war, rebellion, insurrection, civil commotion, riot, strike, lockout, labor disturbance, epidemic, disease, act of God, civil commotion, explosion, fire, earthquake, storm, accident, failure of public utilities, common carriers or suppliers or the like, or any other circumstances, whether or not similar to the above causes and whether or not foreseeable. The Parties shall use Commercially Reasonable Efforts to avoid or remove any such cause and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either Party to settle any dispute with any third party, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expense.
14.05	No Indirect, Punitive or Exemplary Damages.
Except for damages caused by or related to willful misconduct by a Party, neither Party shall be liable to the other for any indirect, special or consequential damages, lost profits and/or punitive damages, provided, that this exclusion of liability does not apply if such agreement would be invalidated as a violation of law or public policy.
14.06	Settlement of Disputes.
The Development Committee shall attempt to amicably resolve any dispute concerning any rights or obligations of either Party under this Agreement. If the Development Committee is unable to resolve any such dispute, the matter shall be referred to the Chairman of the Board of LTS and the President of NuPathe for resolution.
14.07	Choice of Law and Jurisdiction.
This Agreement shall be construed and the rights of the Parties determined in accordance with the laws of Germany, regardless of the laws that might otherwise govern under applicable principles of laws thereof.
All disputes arising out of or in connection with the present agreement and any subsequent agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.
The Arbitration shall be held in Toronto, Canada or any other place that the parties may agree upon. The arbitration shall be conducted in English. The award of arbitration shall be final and binding upon both parties.
14.08	No Jury Trial.
In the event that any dispute or claim of any sort arising out of this Agreement or any subsequent agreement concerning the subject matter and or any dispute or claim concerning competent court and/or jurisdiction and/or execution of any award granted by a foreign court or arbitration panel should be filed, each of the Parties waives irrevocably any right that such Party may have to demand or request a trial by jury.
14.09	Notices.
Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, or commercial delivery service, postage prepaid. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described above.
14.10	Official Language.
This Agreement is written in the English language and English shall be the language employed in all correspondence as well as in all communication and documentation by the Development Committee.
14.11	Severability.
The provisions of this Agreement shall be deemed severable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement and shall be replaced by provisions that are economically similar; provided that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of the whole Agreement to either Party, that Party may cancel and terminate this Agreement by giving written notice to the other Party.

14.12	Titles.
The titles of the Articles and Sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to the titles.
14.13	Amendment.
This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties.
14.14	Entire Agreement.
This Agreement, including the Appendices attached hereto, constitutes and contains the complete, final and exclusive undertaking and agreement of LTS and NuPathe hereto, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties respecting the subject matter hereof.
     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their respective officers thereunto duly authorized.

LTS Lohmann Therapie-Systeme AG	NuPathe Inc.

/s/ Becher	/s/ Jane H. Hollingsworth

Name: Becher	Name: Jane Hollingsworth
Title: General Counsel	Title: CEO
Place, Date: Andernach, 12.09.2007	Place, Date: Conshohocken, PA 14-09-2007

/s/ ppa. Marc Denker	/s/ Jane H. Hollingsworth

Name: Marc Denker	Name: Jane Hollingsworth
Title: Head of Sales and Marketing	Title: CEO
Place, Date: Andernach, 12.09.2007	Place, Date: Conshohocken, PA 14-09-2007

ANNEX A Active Principle Specifications
     [**]

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ANNEX B Development Plan
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ANNEX C LTS Outlines of Principles for Manufacturing Agreements
1.	Manufacturing. LTS shall manufacture the Product in compliance with the agreed upon Specifications and applicable current GMP. LTS shall be deemed to have fulfilled any of its obligations arising out of this Agreement and any subsequent agreement by employing commercially reasonable efforts.
2.	Minimum Quantities. To be negotiated.
3.	Forecast. NuPathe shall supply a forecast of orders for a [**] period which shall be updated at the beginning of [**] (Rolling Forecast).
4.	Firm orders. Firm orders will be made at the latest [**] in advance of the required delivery date, during the first year of the agreement [**] in advance.
5.	Delivery Terms and Conditions. To be negotiated.
6.	Exclusivity. LTS shall be the exclusive manufacturer of the Product, subject to certain exemptions, to be determined later on.
7.	Second Source.
Upon NuPathe’s request LTS shall qualify, as far as technical possible, the manufacturing site at LTS Lohmann Therapy Systems Corp. in West Caldwell, New Jersey, USA as a second source of supply, provided, however, that NuPathe shall bear all costs related thereto. In addition NuPathe shall have the right, in case LTS Corp. and LTS is not able to supply Product to NuPathe from the Andernach Facility and the West Caldwell Facility, to have the Product manufactured by a third party. In this event LTS shall

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provide such know-how and assistance, a state of the art manufacturer of transdermal therapeutic systems would reasonably require to manufacture Product.
8.	Price and Payment Terms and Conditions. To be negotiated.
9.	Specific Expenses. NuPathe shall
a)	refund LTS for specific investment costs and expenses for establishing manufacturing related to specific equipment necessary for manufacturing the Product, and

b)	remunerate LTS for establishing manufacturing (scaling up, validation, waste, etc.), based on a man hour rate of € [**].
10.	Replacement. LTS will replace [**].
11.	LTS Liability. LTS shall assume [**].
LTS shall maintain product liability insurance and use [**] to maintain substantially similar coverage as the insurance coverage set forth in the certificate of insurance provided to NuPathe.
The parties acknowledge that [**]. In the latter case the parties agree to discuss in good faith the bearing of [**].
The restrictions on liability and NuPathe’s obligation to indemnify LTS shall not apply in the event of LTS’ wilful misconduct.

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12.	NuPathe Responsibility. NuPathe shall [**] for the Specifications, the availability of components and, (after consultation with LTS) the registration. NuPathe shall [**] mentioned in this section.
13.	Use of Product and Samples. NuPathe shall [**] to itself, its employees or any third party arising from the use of Product or samples thereof. NuPathe shall indemnify and hold LTS harmless from [**] arising out of or related to [**].
14.	Patents.
a)	LTS shall have [**].

b)	In the event of a suit against one or more Parties for patent infringement relating to [**], the Parties shall share the out-of-pocket expenses resulting from such situation [**] (such out-of-pocket expenses shall be considered to include royalties and damages, as well as legal expenses and settlement payments) in the ratio of [**]% for NuPathe and [**]% for LTS, except that LTS share of such costs shall not exceed [**] % of the payments made by NuPathe to LTS during the preceding 12 months and that [**]. NuPathe shall [**].
15.	No warranty. LTS does not make and shall not be deemed to make any representation or warranty, express or implied, as to the infringement of any third party’s rights to such intellectual property, including but not limited to, patents relating to the system, patentability, quality, merchantability, fitness for a particular use or performance of any licensed Product or that a party will successfully design (and develop a commercially marketable licensed Product).

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16.	Sublicenses. NuPathe shall grant LTS and sublicensees a non-exclusive royalty-free license with regard to any relevant own patent for the sole purpose of manufacturing. NuPathe and LTS shall have the right to sublicense or delegate its obligations and rights to an affiliate.
17.	Term. The duration of the agreement shall be for a period of [**] from the first launch of Product.

18.	Jurisdiction. Choice of law, place of venue and of jurisdiction shall be at the place of business of LTS.

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ANNEX D Specifications
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ANNEX E Active Principle Data

Material Safety Data Sheet
12601 Twinbrook Parkway Rockville, MD 20852 USA	Telephone calls: (301) 881-0666 8:00am — 5:00pm EST Mon. — Fri.
Responsible Party: Reference Standards Technical Services

ATTENTION!
USP Reference Standards are sold for chemical test and assay purposes only, and NOT for human consumption. The information contained herein is applicable solely to the chemical substance when used as a USP Reference Standard and does not necessarily relate to any other use of the substance described, (i.e. at different concentrations, in drug dosage forms, or in bulk quantities). USP Reference Standards are intended for use by persons having technical skill and at their own discretion and risk. This information has been developed by USP staff from sources considered reliable but has not been independently verified by the USP. Therefore, the USP Convention cannot guarantee the accuracy of the information in these sources nor should the statements contained herein be considered an official expression. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE is made with respect to the information contained herein.

SUMATRIPTAN SUCCINATE
Catalog Number: 1642201	Package Size: 1642201	Revision Date:	August 14, 2002

SECTION 1 — IDENTIFICATION

Common Name:	Sumatriptan Succinate	Formula:	C14H21N3O2S . C4H604
Synonym:	n/f
Chemical Name:	1H-Indole-5-methanesulfonamide, 3-[2-(dimethylamino)ethyl]-N-methyl-, butanedioate (1:1)
CAS Number:	103628-48-4	RTECS	EJ9940000
Number:
Chemical Family:	n/f
Therapeutic	Antimigraine
Category:
SECTION 2 — INGREDIENT INFORMATION

Principle Components	Percent	Exposure Limits

Sumatriptan Succinate	Pure Material	n/f
SECTION 3 — HEALTH HAZARD INFORMATION

Usual Adult Dose:	The usual oral adult dose of sumatriptan succinate is 25 to 100 mg (base) as a single dose.

Adverse Effects:	Adverse effects may include severe chest pain; difficulty swallowing; heaviness, tightness, or pressure in chest or neck; nausea or vomiting; atypical sensations; discomfort in jaw, mouth, throat, tongue. Nasal cavity, or sinuses; dizziness; drowsiness; flushing; lightheadedness; muscle aches, cramps, or stiffness; weakness; anxiety; general feeling of illness or tiredness; and vision changes. Possible allergic reaction to material if inhaled, ingested or in contact with skin.
Overdose Effects:	n/f
Acute:	Possible eye, skin, gastrointestinal and/or respiratory tract irritation.
Chronic:	Possible hypersensitization.
Inhalation:	May cause irritation. Remove to fresh air.
Eye:	May cause irritation. Flush with copious quantities of water.

SUMATRIPTAN SUCCINATE
Catalog Number: 1642201	Package Size: 1642201	Revision Date:	August 14, 2002

Skin:	May cause irritation. Flush with copious quantities of water.
Ingestion:	May cause irritation. Flush out mouth with water.

Medical Conditions Aggravated by Exposure:	Hypersensitivity to material, coronary artery disease (or predisposition to), uncontrolled hypertension, tachycardia, history of cerebrovascular accident, or impaired liver function.
Cross Sensivity:	n/f
Pregnancy Comments:	Some studies in rats and rabbits have shown toxic effects and abnormalities in fetuses of animals given high doses of sumatriptan.
Pregnancy Category:	C
SECTION 4 — FIRST AID MEASURES

General:	Remove from exposure. Remove contaminated clothing. Persons developing serious hypersensitivity (anaphylactic) reactions must receive immediate medical attention. If person is not breathing give artificial respiration. If breathing is difficult give oxygen. Obtain medical attention.
Overdose Treatment:	Overdose treatment should be symptomatic and supportive and may include the following:
1. To decrease absorption if material was ingested, empty the stomach by inducing vomiting or performing gastric lavage.
2. Monitor patient for at least 10 hours or while symptoms persist.
3. For patients with chest pain or other symptoms consistent with angina pectoris, monitor electrocardiogram for evidence of ischemia and administer appropriate treatment. [USP DI 2002]
SECTION 5 — TOXICOLOGICAL INFORMATION

Oral Rat:	LD50: >2939 mg/kg
Oral Mouse:	LD50: n/f
Irritancy Data:	n/f

Target Organ(s):	n/f
Listed as a Carcinogen?	NTP: No Other: No	IARC: No	OSHA: No
SECTION 6 — FIREFIGHTING MEASURES

Flash Point:	n/f	Upper Flammable Limit: r
Auto-Ignition Temperature:	n/f	Lower Flammable Limit: r

Extinguisher Media:	Water spray, dry chemical, carbon dioxide or foam as appropriate for surrounding fire and materials.
Fire and Explosion Hazards:	This material is assumed to be combustible. As with all dry powders it is advisable to ground mechanical equipment in contact with dry material to dissipate the potential buildup of static electricity.
Firefighting Procedures:	As with all fires, evacuate personnel to a safe area. Firefighters should use self-contained breathing equipment and protective clothing.

SUMATRIPTAN SUCCINATE
Catalog Number: 1642201	Package Size: 1642201	Revision Date:	August 14, 2002

SECTION 7 — PHYSICAL HAZARDS

Conditions to Avoid:	Avoid exposure to light and heat.
Incompatibilities:	n/f
Decomposition Products:	When heated to decomposition material emits toxic fumes of NOx and SOx. Emits toxic fumes under fire conditions.
Stable?	Yes Hazardous Polymerization? No
SECTION 8 — HANDLING / SPILL / DISPOSAL MEASURES

Handling:	As a general rule, when handling USP Reference Standards avoid all contact and inhalation of dust, mists, and/or vapors associated with the material. Wash thoroughly after handling.

Storage:	Store in tight, light-resistant container as defined in the USP-NF. This material should be handled and stored per label instructions to ensure product integrity. Store in a refrigerator.

Spill Response:	Wear approved respiratory protection, chemically compatible gloves and protective clothing. Wipe up spillage or collect spillage using a high efficiency vacuum cleaner. Avoid breathing dust. Place spillage in appropriately labelled container for disposal. Wash spill site.

Disposal:	Dispose of waste in accordance with all applicable Federal, State and local laws.
SECTION 9 — EXPOSURE CONTROLS / PERSONAL PROTECTION

Respiratory Protection:	When working with small quantities in a well-ventilated area, respiratory protection may not be required. The use of an approved dust mask is recommended.
Ventilation:	No special ventilation requirements.
Gloves:	Rubber
Eye Protection:	Safety Glasses
Protective Clothing:	Protect exposed skin.
SECTION 10 — PHYSICAL AND CHEMICAL PROPERTIES
NOTE: The data reported below is general information, and is not specific to the USP Reference Standard Lot provided!

Appearance and Odor:	White to off-white powder.
Melting Point:	165 — 166° C
Solubility in Water:	Soluble	Vapor Density: n/f
Boiling Point:	n/f	Evaporation Rate: n/f
Specific Gravity:	n/f	Reactivity in Water: n/f
Vapor Pressure:	n/f	%Volatile by Volume: n/f

ANNEX F Investment Costs for manufacture of clinical samples
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ANNEX G LTS Product Liability Insurance
Aon Jauch & Hiibener

Versicherungsbestätigung	Confirmation of Insurance
Art der Versicherung	Type of Cover

Betriebs-Haftpflichtversicherung inkl.	General Liability, including products liability
Produkthaftpflicht (Grundvertrag)	(Primary)

Summen-Anschlußversicherungen	Excess-Layers

Versicherungsschein Nr.	Policy No.
70-5385726, 70-5563377, 70-5563378, 70-5883228

Versicherungsnehmer	Named Insured
LTS Lohmann Therapie-Systeme AG
Lohmannstr. 2
56623 Andernach

Versicherungsbeginn	Inception

01.01.2007, mittags 12.00 UHR MEZ	01.01.2007, at noon CET

Versicherungsablauf	Expiry

01.01.2008, mittags 12.00 Uhr MEZ	01.01.2008, at noon CET
Der Verträge verlängern sich still- schweigend um ein Jahr, sofern diese nicht unter Einhaltung einer drei- monatigen Kündigungsfrist vor dem Ab- lauf von einem der Vertragsparteien schriftlich gekündigt werden.
The policies will be automatically renewed for a further year, unless one of the contracting parties gives written notice three months before the date of expiration.

Örtlicher Geltungsbereich	Policy Territory

Weltweit	Worldwide

Aon Jauch & Hiibener

Versicherungsbestätigung	Confirmation of Insurance
Deckungssummen	Limits of Indemnity

Personen, Sach-und mitversichte Ver-mögensschäden (pauschal) Je Versicherungsfall und je Versiche-rungsjahr	Bodily injury, property damage and insured pure financial loss (combined single limit) Any one insured event and in the annual Aggregate

Betriebshaftpflicht	EUR 10.000.000,00	General Liability
1. Anschluss	EUR 40.000.000,00	1. Layer
2. Anschluss	EUR 50.000.000,00	2. Layer
3. Anschluss	EUR 50.000.000,00	3. Layer

Es bestehen Deckungssummenbegrenz- ungen für besondere Deckungstat- bestände

Bei den in den USA-Territorien und Kana-da eintretenden Versicherungsfällen oder geltend gemachten Ansprüchen werden die Aufwendungen des Versicherers für Kosten als Leistungen auf die Deckungssumme angerechnet.
The limits of indemnity are limited in respect of particular types of coverage.

In respect of insured events in or claims made in the United States of America, its territories and possessions and Canada costs are within the limits.

Rechts- und Gerichtsstand	Governing Law and Jurisdiction

Hinsichtlich der Auslegung dieser Ver-sicherungsbestätigung und des betreffen- den Versicherungsvertrages findet aus-schließlich deutsches Recht Anwendung. Für die aus diesem Versicherungsver hältnis entstehenden Rechtsstreitigkeiten ist Gerichtsstand ausschließlich der Sitz des in der Bundesrepublik Deutschland ansässigen Versicherungsnehmers.
German law shall apply exclusively to the interpretation of this confirmation and the policy to which it attaches. German courts shall have both jurisdiction and venue of any disputes arising out of this confirmation and the policy to which it attaches.

Hinweis	Annotation

Ausschließlich der deutsche Versicherungsvertrag ist rechtsverbindlich.	Only the Germany policy is legally binding.

Aon Jauch & Hiibener

Versicherungsbestätigung	Confirmation of Insurance
Unabhängig von jeglicher Voraussetzung, Bedingung oder anderen vertraglichen Vereinbarungen, wegen derer diese Versicherungsbestätigung ausgestellt wurde oder auf die sie sich bezieht, besteht Versicherungsschutz nur im Rahmen und Umfang des beschriebenen Versicherungsvertrages. Die aufgeführten Deckungssummen können durch Schadenzahlungen reduziert sein.
Die Versicherungsbestätigung wird zu Informationszwecken ausgestellt und überträgt keinerlei Rechte auf den Empfänger. Die Versicherungsbestätigung ändert oder erweitert den Deckungsumfang des beschriebenen Versicherungsvertrages nicht.
Notwithstanding any requirement, term or condition of any contract or other document with respect to which this certificate may be issued or may pertain, the insurance afforded by the policy described herein is subject to all terms, exclusions and conditions of such policy. Limits shown may have been reduced by paid claims.

The certificate is issued as a matter of information only and confers no rights upon the certificate holder. This certificates does not amend, extend or alter the coverage afforded by policy described herein.

Bestätigung der Versicherer:	Confirmation of Insurer

Siehe Anlagen	Please compare the enclosure.

Aon Jauch & Hiibener

Bestätigung der Versicherer:		Confirmation of Insurer

Versicherungsschein Nr.		Policy No.
Betriebshaftpflicht	70-5385726,	General Liability	70-5385726,
1. Anschluss	70-5563377	1. Excess	70-5563377
2. Anschluss	70-5563378	2. Excess	70-5563378
3. Anschluss	70-5883228	3. Excess	70-5883228

Wir bestätigen für unseren 67% igen Anteil		We confirm for our share of 67%.
Gerling Allgemeine Versicherungs AG
Düsseldorf
GERLING-KONZERN
Allgemeine Versicherungs-Akiengesellschaft
Bevollmächtigte:
GERLING Vertrieb Deutschland GmbH
Regionalzentrum West

Aon Jauch & Hiibener

Versicherungsschein Nr.		Policy No.

Betriebshaftpflicht	70-5385726,	General Liability	70-5385726,
1. Anschluss	70-5563377	1. Excess	70-5563377
2. Anschluss	70-5563378,	2. Excess	70-5563378
3. Anschluss	70-5883228	3. Excess	70-5883228

Wir bestätigen für unseren 33% igen Anteil		We confirm for our share of 33%.
XL Insurance Company Ltd.
Direction of Germany
München

ANNEX H QUALITY AGREEMENT
(to be attached after execution of the quality agreement)

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples

Between:	NuPathe Inc
375 E. Elm Street, Suite 110
Conshohocken, PA 19428, USA

- Receiving Party -

- hereinafter referred to as NuPathe-

and

LTS Lohmann Therapie-Systeme AG
Lohmannstr. 2
56626 Andernach, Germany

- Manufacturer -

- hereinafter referred to as LTS -

- an agreement is made as follows:

CONTENT

PREAMBLE 3
§ 1 DEFINITIONS	3
§ 2 BASIS OF AGREEMENT	4
§ 3 SUBJECT MATTER OF AGREEMENT	5
§ 4 AUTHORIZATION DOCUMENTS	5
§ 5 STARTING MATERIALS	5
§ 6 ORDERING	6
§ 7 PRODUCTION	7
§ 8 QUALITY CONTROL	7
§ 9 BATCH PRODUCTION AND CONTROL RECORDS	7
§ 10 BATCH ACCOMPANYING DOCUMENTS	8
§ 11 REFERENCE AND RETENTION SAMPLES OF THE PRODUCTS	8
§ 12 RELEASE	8
§ 13 QUALIFICATIONS/TRAINING	9
§ 14 THIRD PARTIES	9
§ 15 INSPECTIONS	9
§ 16 QUALITY DEFECTS — PRODUCT COMPLAINTS	10
§ 17 DEVIATIONS — INVESTIGATIONS	10
§ 18 PERSONS TO CONTACT	10
§ 19 CONFIDENTIALITY	10
§ 20 FINAL PROVISIONS	10
LIST OF APPENDICES	12

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
PREAMBLE
The purpose of this Agreement is to make sure that Manufacturer and Receiving Party are in compliance with the applicable legal provisions relating to the manufacture of pharmaceutical products, such as 2003/94/EC, Article 12 and related national laws, in particular AMWHV § 9, as well as applicable U.S. federal regulations, including those promulgated by the FDA.
This Agreement shall make sure that quality functions as required by law are taken care in an appropriate manner. It is not the intention of this Agreement to alter and/or amend any agreement, included but not limited to the Legal Contract (as defined below) which is directly or indirectly the basis for the supply of product to Receiving Party.
This Agreement shall be used only in order to comply with regulations applicable to the responsibilities of pharmaceutical manufacturers and suppliers. Except to the extent set forth in the Legal contract, nothing in this Agreement shall be construed to establish any financial or other direct or indirect liability with regard to the other party or regarding the liability for any third party claims related to the Product. The commercial basis of the relationship between the parties as set forth in the Development Agreement shall continue to apply.
§ 1 DEFINITIONS
(1)	Capitalized terms used herein and not otherwise defined herein, shall have the meanings set forth in the Legal Contract.

(2)	“Authorities” shall mean the governmental authorities, which are responsible for the approval of the Product in a certain jurisdiction and/or the surveillance of the Product in such a jurisdiction.

(3)	“Legal Contract” shall mean the letter agreement concluded between NuPathe and LTS as of October 26th, 2006.

(4)	“Master Manufacturing Instructions” shall mean the manufacturing instructions for a Product, as set forth in the IMPD.

(5)	IMPD shall mean Investigational Medicinal Product Dossier

(6)	“Product” shall mean each of the products listed in Appendix I.

(7)	“Responsible” and/or “Responsibility” shall mean assignment of tasks and shall not have any effect on the liability of the parties.

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
(8)	“Specifications” shall mean the specifications of the Product mutually agreed upon, as set forth in the Master Manufacturing Instructions.

(9)	“Starting Materials” shall mean:
•	raw materials: active and inactive ingredients necessary for the production of the Products;

•	materials that, although no longer contained in the Product, were used for the manufacture of the Product (e.g. water, organic solvents); and

•	packaging materials.
Those are listed in the Master Manufacturing Instructions.
(10)	“Starting Materials Specifications” shall mean the specifications of the Starting Materials laid down in the Master Manufacturing Instructions.

(11)	Iontophoretic Components in terms of this Quality Agreement is not defined as starting material, but as an own class of components.

(12)	“Test Methods” shall mean the test methods listed in the Master Manufacturing Instructions.
§ 2 BASIS OF AGREEMENT
(1)	This Agreement is based on the Legal Contract. This Agreement is in general appended to the Legal Contract between NuPathe and LTS which covers the commercial and other aspects including the costs for special activities and secrecy agreements, and does not amend, supply or otherwise modify the Legal Contract. In the event of inconsistency between this Agreement and the Legal Contract, the Legal Contract shall prevail.

(2)	LTS is a manufacturer of pharmaceutical products, having a manufacturing authorization in accordance with the German Drug Law (AMG) §13 and being subject to monitoring by the competent authorities.

LTS complies with all currently applicable rules regarding the manufacture of pharmaceutical products, such as the “Good Manufacturing Practices, Medicinal Products for Human and Veterinary Use” contained in Vol. IV of “the Rules Governing Medicinal Products in the European Union”, including all relevant annexes; Good Manufacturing

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
Practices for Pharmaceutical Products, published by WHO and relevant additional and supplementary guidelines, GMP rules published in 21 CFR Part 210 and 21 CFR Part 211.

(3)	NuPathe is a developer of pharmaceutical products, having authorization in accordance with relevant pharmaceutical law and being subject to monitoring by the competent authorities.

NuPathe complies with all currently applicable rules regarding the development of pharmaceutical products such as “Good Manufacturing Practices, Medicinal Products for Human and Veterinary Use” contained in Vol. IV of “the Rules Governing Medicinal Products in the European Union”, including all relevant annexes; Good Manufacturing Practices for Pharmaceutical products, published by WHO and relevant additional and supplementary guidelines, GMP rules published in 21 CFR Part 210 and 21 CFR Part 211.
§ 3 SUBJECT MATTER OF AGREEMENT
LTS shall be Responsible for the manufacturing of the Products as set forth in Appendix I “List of Products” for NuPathe

The functions and Responsibilities of the parties are as set forth in Appendix II (“Overview of Functions and Responsibilities”).
§ 4 AUTHORIZATION DOCUMENTS
NuPathe shall provide LTS with the IMPD or comparable documents. NuPathe shall immediately inform LTS of any changes to the IMPD or comparable documents and provide LTS with a copy of such changed IMPD or comparable documents.
§ 5 STARTING MATERIALS
(1)	Purchase
The Responsibility for the purchase of the Starting Materials is given in Appendix II.
(2)	Quality control
LTS shall be Responsible for the quality of the Starting Materials purchased by LTS and will therefore analyze these Starting Materials with regard to the Starting Material Specification.

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
To the extent that NuPathe wishes additional analyses, NuPathe shall inform LTS. LTS will provide NuPathe with an offer.

The quality of the Starting Materials made available by NuPathe shall be certified by NuPathe in form of a Certificate of Analysis which shall accompany the shipment of each batch of Starting Materials.

LTS’ Responsibility for the quality of the Starting Materials made available by NuPathe shall include the verification — upon receipt of the Starting Materials — of at least the following:
i)	Intactness of the container and closure

ii)	Congruence of the labeling with the delivery notes

iii)	Identity testing of the content
(3)	Storage

LTS shall be Responsible for the storage of all Starring Materials in such manner that the quality of such Starting Material is not affected.

(4)	Reference and retention samples

LTS is Responsible for keeping reference and retention samples of each batch of Starting Materials, other than solvents, gases or water, used for clinical samples that LTS purchases. These samples shall be retained for at least two years after the release of Product. The amount of reference and retention samples must be such that it is possible to perform two (2) full quality control analyses (without microbiological testing).

(5)	Suppliers

LTS will utilize only materials and components from only suppliers, which have been approved by NuPathe. If the qualification of a new supplier is necessary, both LTS and NuPathe are Responsible for the qualification activities.
§ 6 ORDERING
NuPathe shall provide a specific order for each batch, specifying:

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
a.	Current production formulae

b.	Master Manufacturing Instructions

c.	Storage conditions and packaging instructions for the shipments of Products Such orders to be attached as Appendix III, “Formula Assignment for Clinical Trials and Manufacturing Order”.
§ 7 PRODUCTION
LTS shall be Responsible for the manufacturing of the Products according to the Master Manufacturing Instructions.
§ 8 QUALITY CONTROL
LTS shall be Responsible for compliance of the Products delivered by LTS with the Specifications as defined by the IMPD.

For the judgement of compliance with the Specifications the results obtained with the Test Methods are relevant. In case of contradictory results a mutual agreed external analytical institute (Third Party) will be ordered for an investigation.
§ 9 BATCH PRODUCTION AND CONTROL RECORDS
LTS shall be Responsible for retaining the batch documentation for the investigational medicinal product for at least seven years after the release of Product at LTS. NuPathe shall be Responsible for informing LTS if the completion or formal discontinuation of the last clinical trial in which the batch was used extends beyond two years from the date of release of Product at LTS. NuPathe shall be Responsible for ensuring that records are retained as required for marketing authorisation in accordance with the Annex I to Directive 2001/83/EC, if required for a subsequent marketing authorisation.
The batch production and control record shall include, without limitation, the following:
-	Name and form of Product;

-	Batch number of Product being manufactured;

-	Dates and times of commencements of significant intermediate stages and of the completion of production;

-	Batch number or test number and amounts of each Starting Material used;

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
-	Equipment used including cleaning confirmation;

-	Any relevant processing operation or event and its confirmation by signing of the responsible operators;

-	Deviation reports and OOS investigations;

-	The theoretical and actual yields of major steps in the processing, detailed information on deviations, exceptional occurrences, e.g. defects and their repairs, signed by an authorized person;

-	Test reports of intermediates, bulk ware;

-	Results of in-process controls and laboratory testing and decisions following these results;

-	Signature of the responsible production and quality control manager.

-	Signature of the Qualified Person
Test reports of raw materials are separate archived in the Quality Control Lab.
§ 10 BATCH ACCOMPANYING DOCUMENTS
LTS shall be Responsible for delivering with every batch a Certificate of Compliance (Appendix IV) and other batch accompanying documents such as Certificate of Production Compliance and Certificate of Analysis (both Appendix IV) according to the Specifications.
§ 11 REFERENCE AND RETENTION SAMPLES OF THE PRODUCTS
LTS is Responsible for keeping reference and retention samples of each batch of Product of this Agreement. These samples shall be retained for at least four years after the release of Product at LTS. NuPathe shall be Responsible for informing LTS if the completion or formal discontinuation of the last clinical trial in which the batch was used, whichever period is the longer, extends beyond two years from the date of release of Product at LTS. The amount of reference and retention samples must be such that it is possible to perform at least 2 full quality control analyses (without microbiological testing). LTS is also Responsible for the keeping of samples which are mandatory by law.
§ 12 RELEASE
The release of the bulk Product for shipment to NuPathe is in the Responsibility

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
of LTS. Final release of the Product is in the Responsibility of NuPathe.
§ 13 QUALIFICATIONS/TRAINING
LTS is Responsible for training all of its personnel involved in the Manufacture of Product and the documentation of such training.
§ 14 THIRD PARTIES
LTS may employ third parties with the execution of the tasks given to it by this Agreement. The names of any such third parties and their duties delegated to them shall be listed in the Overview of Functions and Responsibilities set forth in Appendix II. LTS is Responsible for the quality of the Product and all legal requirements connected therewith and such Responsibility cannot be transferred to a third party.
§ 15 INSPECTIONS
LTS agrees that NuPathe has the right to audit the premises where the Products are manufactured, including packaging, storage, quality control and distribution.

These audits will be scheduled at a time mutually convenient to both parties.

Audits by NuPathe during production of non NuPathe products are excluded with respect to secrecy agreements with third parties. Mutually agreed upon corrective actions resulting from the observations made during the inspection have to be performed as quickly as reasonably practicable. LTS will report to NuPathe about its efforts in the carrying out of the corrective actions within a time frame mutually agreed upon by the parties. LTS shall use its commercially reasonable efforts to support NuPathe at the occasion of inspections at NuPathe performed by drug monitoring authorities.

LTS shall be Responsible for the qualification and inspection of third parties if necessary. They are also subject of inspections by NuPathe. The latter inspections shall be performed only in the presence of LTS. The centralized control for these third-party inspections shall be in the Responsibility of LTS. This encompasses the scheduling as well as the surveillance concerning corrective actions. .NuPathe shall not contact the third party directly without LTS’ written consent.

LTS will provide NuPathe with copies of any FDA 483 reports or any similar reports relating to the Product.

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
§ 16 QUALITY DEFECTS — PRODUCT COMPLAINTS
Both parties agree to contact each other immediately as soon as they become aware of quality defects after shipment.

NuPathe will be Responsible for handling all complaints; regardless of source, will coordinate all customer-related Activities involving complaints, and will maintain the complete complaint database and complaint files. NuPathe will forward complaint information to LTS when a technical investigation is required.
§ 17 DEVIATIONS — INVESTIGATIONS
(1)	Deviations

LTS shall be Responsible to record in the Product batch file any deviation to the manufacturing process and to inform NuPathe about all deviations which will have to the best of the knowledge of LTS relevant influence on the quality of the Product and do not result in a rejection by LTS itself. NuPathe shall be notified of such deviations prior to LTS release of bulk Product. It is LTS’ Responsibility that each deviation will be justified and approved by LTS’s Qualified Persons.

(2)	Investigations and solutions to problems

LTS is Responsible to conduct an investigation for each OOS result which may occur. It is LTS’ Responsibility that each investigation will be assessed and approved by LTS’s Qualified Person.
§ 18 PERSONS TO CONTACT
The relevant persons who should be contacted in case of questions that may arise concerning all pharmaceutical/technical matters which are subject of this Agreement are listed in Appendix V (“Persons to Contact”).
§ 19 CONFIDENTIALITY
LTS and NuPathe agree to keep proprietary information of each other, including but not limited to know-how and Master Manufacturing Instructions confidential in accordance with § 11 of the Legal Contract.
§ 20 FINAL PROVISIONS
(1)	This Agreement shall become effective upon its signature by the parties and shall have a duration corresponding to the Legal Contract.

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
(2)	This Agreement and any Appendices hereto may be amended or modified only by written agreement executed by duly authorized officers of the parties hereto.

(3)	This Agreement and all appendices attached hereto contain the entire understanding of the parties pertaining to the subject matter hereof.

(4)	Supplementary agreements are listed to the extent that they exist in Appendix VI (“Supplementary Agreements”).

(5)	All appendices attached to this Agreement are incorporated by reference herein and made a part hereof.

(6)	Upon the request of competent authorities, relevant parts of this Agreement may be forwarded to the competent authorities. The party receiving such a request shall notify the other party to this Agreement before complying with the information request.

(7)	If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future law, such provision shall be fully severable and shall be replaced by a provision which comes as close to the intended provision as is possible. The parties agree to inform and consult each other if a party is in doubt regarding the validity of a provision of this Agreement and shall not take any advantages of such doubts. Headings in this Agreement are included for ease of reference only and have no legal effects.

(8)	This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In no event shall choice of law analysis lead to the application of any other than German law.

(9)	As set forth in the Legal Contract, all disputes arising out of or in connection with the present agreement and any subsequent agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

(10)	As set forth in the Legal Contract, the Arbitration shall be held in Toronto, Canada or any other place that the parties may agree upon. The arbitration shall be conducted in English. The award of arbitration shall be final and binding upon both parties.

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples
(11)	In the event that any dispute or claim of any sort arising out of this Agreement and / or any dispute or claim concerning competent court and / or jurisdiction and / or execution of any award granted by a foreign court or arbitration panel should lie in a jurisdiction in which trial by jury is standard or may be demanded, each of the parties irrevocably waives any right to demand or request a trial by jury and agrees to take such further action as it is necessary to petition or apply for a trial without a jury.
LIST OF APPENDICES

Appendix I	List of Products
Appendix II	Overview of Functions and Responsibilities
Appendix III	Formula Assignment for Clinical Trials and Manufacturing Order
Appendix IV	Batch Accompanying Documents
Appendix V	Persons to Contact
Appendix VI	Supplementary Agreements

Conshohocken, PA USA	Andernach, Germany

July 10, 2007	July 10 2007

NuPathe	LTS Lohmann Therapie-Systeme AG

/s/ Terri B. Sebree	/s/ K.-H. Meyer
Terri B. Sebree	Dr. K.-H. Meyer
President	Qualified Person

/s/ Suzanne M. Hanlon for	12.07.07 /s/ Guido Müller
Amy Chandler-Skerkis	Dr. Guido Müller
VP, Quality Assurance	Head of Quality Control

QUALITY ASSURANCE AGREEMENT
Between NuPathe Inc and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples

12 Jul. 2007 /s/ Michele Coulaloglou	12.07.07 /s/ U. Riebe
Michele Coulaloglou	Dr. U. Riebe
Sr. Project Manager, CMC	Head of Production — Clinical Samples

/s/ H.J. Holley
Dr. H.J. Holley
Head of Quality Assurance

LIST OF APPENDICES pertaining to the QUALITY ASSURANCE AGREEMENT between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 10, 2007
LIST OF APPENDICES

Appendix		Revision	Date
I	List of Products	00
II	Overview of Functions and Responsibilities	00
III	Formula Assignment for Clinical Trials	00
	and Manufacturing Order
IV	Batch Accompanying Documents	00
V	Persons to Contact	00
VI	Supplementary Agreements	00

Approved by:	Revision: 00
NuPathe (Date, Signature)	LTS (Date, Signature)

/s/ Terri B. Sebree	12.07.2007 /s/ U. Riebe
Terri B. Sebree (President)	Dr. U. Riebe (Head of Manufacturing — Clinical Samples)

12.Jul. 2007 /s/ Michele Coulaloglou	11.7.2007 /s/ K.-H. Meyer
Michele Coulaloglou (Sr. Project Manager, CMC)	Dr. K.-H. Meyer (Qualified Person)

/s/ Suzanne M. Hanlon for	11.7.2007 /s/ H.J. Holley
Amy Chandler-Skerkis (VP, Quality Assurance)	Dr. H.J. Holley (Head of Quality Assurance)

APPENDIX I pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 10, 2007
APPENDIX I
List of Products
Clinical samples of drug formulations ([**]) for use in iontophoretic patch.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Approved by:	Revision: 00
NuPathe (Date, Signature)	LTS (Date, Signature)

/s/ Suzanne M. Hanlon — for	12.07.2007 /s/ U. Riebe
Amy Chandler-Skerkis (VP, Quality Assurance)	Dr. U. Riebe (Head of Manufacturing — Clinical Samples)

/s/ Terri B. Sebree	11.7.2007 /s/ K.-H. Meyer
Terri B. Sebree (President)	Dr. K.-H. Meyer (Qualified Person)

11.7.2007 /s/ H.J. Holley
Dr. H.J. Holley (Head of Quality Assurance)

APPENDIX II pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 5, 2007
APPENDIX II
Overview of Functions and Responsibilities

Company	LTS	Third Party
Lohmann Therapie-System AG
Lohmannstrasse 2
56626 Andernach
Germany

Product:	(see Appendix I)

Responsibilities	NuPathe	LTS	Third Party
I. MATERIALS
1. STARTING MATERIALS (without active ingredients)
• Quality specifications, testing standards		X
• Purchase and shipment		X
• Testing and release of starting materials supplied by agreed upon suppliers		X
• Testing and release of starting materials supplied by third parties		X
• Retention of batch documentation		X
• Reference and retention samples		X

2. ACTIVE PHARMACEUTICAL INGREDIENTS
• Quality specifications, testing standards		X
• Purchase	X
• Safety data sheet	X
• Testing and release of active pharmaceutical ingredient(s) supplied by			PPD
• Identity test for correct arrival		X
• Retention of test documentation		X	PPD
• Reference and retention samples		X
• Shipment responsibilities	X

APPENDIX II pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 5, 2007

3. PRIMARY PACKAGING MATERIALS
• Quality specifications, testing standards	X
• Purchase	X
• Testing and release of primary packaging materials	X
• Approval of master for printed packaging materials	X
• Retention of batch documentation	X
• Reference and retention samples	X
• Shipment responsibilities	X

4. SECONDARY PACKAGING MATERIALS
• Quality specifications, testing standards	X
• Purchase of secondary packaging material	X
• Purchase of label material	X
• Testing and release of secondary packaging materials	X
• Approval of master for printed packaging materials	X
• Retention of batch documentation	X
• Reference and retention samples	X
• Shipment responsibility	X

5. INTERMEDIATE PRODUCTS — LAMINATE	NA
• IPC, testing standards
• Retention of batch documentation
• Storage conditions

6. PRIMARY PACKAGED PRODUCT
• Quality specifications, testing standard	X
• Testing and release of primary package product for shipment to clinical site as defined in formula assignment	X
• Purchase of label material	X
• Retention of batch documentation	X
• Reference and retention samples	X
• Retention of analytical samples for concurrent stability testing	X
• Storage conditions	X
• Stability protocol	X
• Performance of stability study	X
• Stability Report	X

APPENDIX II pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 5, 2007

7. FINISHED PRODUCT
• Quality specifications, testing standard		X
• Retention of batch documentation		X
• Reference and retention samples		X
• Reference and retention samples mandatory by law		X
• Shipment responsibility	X	X
• Testing and release of finished product		X
• Certificate of Analysis for each batch		X	—
• Certificate of Compliance for each batch		X
• Stability protocol		X
• Performance of stability study		X
• Stability report		X

II. PROCESSES, PROCEDURES
8. PRODUCTION OF PRIMARY PACKAGED PRODUCT
• Validation/qualification of analytical methods and equipment used including documentation		X
• Manufacturing documentation		X
• Specifications of materials		X
• Processing instructions		X
• In-process controls		X
• Testing and release of primary packaged product		X
• Certificate of Compliance for each batch		X
• Certificate of Analysis for each batch		X
• Retention of batch documentation		X
• Reference and retention samples		X

9. PACKAGING
• Specifications of materials		X
• Packaging instructions primary packaging		X
• Packaging instructions secondary packaging		X
• Labeling of primary packaged product including IPC		X
• Secondary packaging and labeling including IPC		X
• Retention of batch packaging records for primary packaging		X

APPENDIX II pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 5, 2007

• Retention of batch packaging records for secondary packaging		X
• Release and distribution of finished product for clinical study	X	X

10. COMPLAINTS
• Registration of complaints from customer	X
• Investigation of complaints	X
• Corrective actions	X
• Answer to complaint to customer	X
• Documentation	X

Approved by:	Revision: 00
NuPathe (Date, Signature)	LTS (Date, Signature)

/s/ Suzanne M. Hanlon — for	12.07.2007 /s/ U. Riebe
Amy Chandler-Skerkis (VP, Quality Assurance)	Dr. U. Riebe (Head of Manufacturing — Clinical Samples)

12 Jul. 07/s/ Terri B. Sebree	11.07.2007 /s/ K.-H. Meyer
Terri B. Sebree (President)	Dr. K.-H. Meyer (Qualified Person)

11.7.2007 /s/ H.J. Holley
Dr. H.J. Holley (Head of Quality Assurance)

APPENDIX III pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 5, 2007
APPENDIX III
Formula Assignment for Clinical Trials and Manufacturing Order
(see Attachment)

Approved by:	Revision: 00

NuPathe (Date, Signature)	LTS (Date, Signature)

/s/ Michele Coulaloglou Michele Coulaloglou (Sr. Project Manager, CMC)	12.07.2007 /s/ U. Riebe Dr. U. Riebe (Head of Manufacturing — Clinical Samples)

12 Jul. 2007 /s/ Terri B. Sebree Terri B. Sebree (President)	11.7.2007 /s/ K.-H. Meyer Dr. K.-H. Meyer (Qualified Person)

11.7.2007 /s/ H.J. Holley Dr. H.J. Holley (Head of Quality Assurance)

Page 1of 1

APPENDIX IV pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 5, 2007
APPENDIX IV
Batch Accompanying Documentation
The following documents shall be forwarded to NuPathe with each delivery of the product
1.	Certificate of Production Compliance

2.	Certificate of Analysis

3.	Certificate of Compliance

4.	Deviation Reports (if not “no risk” or “minor” classification)

Approved by:	Revision: 00

NuPathe (Date, Signature)	LTS (Date, Signature)

/s/ Suzanne M. Hanlon — for Amy Chandler-Skerkis (VP, Quality Assurance)	12.07.2007 /s/ U. Riebe Dr. U. Riebe (Head of Manufacturing — Clinical Samples)

12 Jul. 2007 /s/ Terri B. Sebree Terri B. Sebree (President)	11.7.2007 /s/ K.-H. Meyer Dr. K.-H. Meyer (Qualified Person)

11.7.2007 /s/ H.J. Holley Dr. H.J. Holley (Head of Quality Assurance)

Page 1of 1

APPENDIX V pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 5, 2007
APPENDIX V
Persons to Contact
LTS Lohmann Therapie-Systeme AG
[**]

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

NuPathe (Date, Signature)	Revision: 00

12 Jul. 2007 /s/ Michele Coulaloglou Michele Coulaloglou (Sr. Project Manager, CMC)	LTS (Date, Signature

12 Jul. 2007 /s/ Terri B. Sebree Terri B. Sebree (President)	12.07.2007 /s/ U. Riebe Dr. U. Riebe (Head of Manufacturing — Clinical Samples)

11.7.2007 /s/ K.-H. Meyer Dr. K.-H. Meyer (Qualified Person

11.7.2007 /s/ H.J. Holley Dr. H.J. Holley (Head of Quality Assurance)

Page 1of 2

APPENDIX VI pertaining to the QUALITY ASSURANCE AGREEMENT
between NuPathe and LTS Lohmann Therapie-Systeme AG
on the manufacturing of clinical samples dated July 10, 2007
APPENDIX VI
Supplementary Agreements
Letter Agreement dated October 26, 2006.

Approved by:	Revision: 00

NuPathe (Date, Signature)	LTS (Date, Signature)

12 Jul. 2007 /s/ Terri B. Sebree	12.07.2007 /s/ U. Riebe

Terri B. Sebree (President)	Dr. U. Riebe (Head of Manufacturing - Clinical Samples)

11.7.2007 /s/ K.-H. Meyer

Dr. K.-H. Meyer (Qualified Person)

11.7.2007 /s/ H.J. Holley

Dr. H.J. Holley (Head of Quality Assurance)

Page 1of 1

Amendment to Quality Assurance Agreement dated July 12th, 2007 (“QAA”)
between
NuPathe Inc., 375 East Elm Street, Suit 110, Conshohocken, PA 19428, USA (“NuPathe”)
and
LTS Lohmann Therapie-Systeme AG, Lohmannstr. 2, 56626 Andernach, Germany (“LTS”)
WHEREAS, the parties wish to amend the terms and conditions of the QAA for the manufacture of clinical samples by LTS.
Now, therefore, the parties agree as follows:
1.	§ 3 of the QAA shall be amended as follows:

LTS shall be Responsible for the manufacturing of the Products as set forth in Appendix 1 “List of Products” for NuPathe.

The functions and Responsibilities of the parties are set forth in Appendix 2 (“Overview of functions and responsibilities”).

LTS shall be Responsible for the manufacturing of the Iontophoretic patch.

NuPathe shall be Responsible for the quality control and the release of the Iontophoretic patch.

2.	All other terms and conditions of the agreement shall remain unaffected.

Conshohocken, PA, USA	Andernach, Germany
Nov 6, 2007	Nov 6, 2007
NuPathe	LTS Lohmann Therapie-Systeme AG

/s/ Terri B. Sebree	6.11.2007 /s/ . K.-H. Meyer

Terri B. Sebree	Dr. K.-H. Meyer
President	Qualified Person

/s/ Amy Chandler-Skerkis 11-6-07	06/11/2007 /s/ Guido Müeller

Amy Chandler-Skerkis	Dr. Guido Müeller
VP, Quality Assurance	Head of Quality Control

/s/ Michele Coulaloglou 6 Nov. 2007	06.11.2007 /s/ U. Riebe

Michele Coulaloglou	Dr. U. Riebe
Sr. Project Manager, CMC	Head of Production — Clinical Samples

06.11.07 /s/ H.J. Holley

Dr. H.J. Holley
Head of Quality Assurance

Amendment to the Development and License Agreement
between LTS LOHMANN Therapie-Systeme AG and NuPathe Inc.,
effective as of September 14th, 2007
This amendment, effective as of April 1st, 2008 (“Effective Date”) by and among LTS LOHMANN Therapie-Systeme AG, a company organized under the laws of Germany having a principal place of business at Lohmannstraße 2, 56626 Andernach, Federal Republic of Germany (“LTS”);
and
NuPathe Inc., a corporation organized under the laws of Delaware having a principal place of business at 375 East Elm Street, Suit 110, Conshohocken, PA 19428, USA (“NuPathe”)
WHEREAS, LTS and NuPathe have concluded a Development and License Agreement effective as of September 14th, 2007; and
WHEREAS, the parties now wish to amend the terms for the funding of the development work in order to include a compensation for machine-hours.
NOW THEREFORE, in consideration of the premises and mutual covenants and conditions set forth herein, the parties agree as follows:
I.	Section 6.2.01 (1) shall be amended as follows:

“NuPathe shall compensate LTS for all man- and machine-hours actually spent by LTS on the project according to the development plan for development activities, for production testing, scale up activities and — as applicable — to validation activities, and registration activities at the rate of € [**] per man-hour, [**], and € [**] per machine-hour, [**]. For the avoidance of doubt, NuPathe shall not be obliged to compensate LTS for man-hours spent on activities for which LTS receives a compensation by machine-hour.”
II.	All other terms and conditions of the agreement shall remain unaffected.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment.

LTS LOHMANN Therapie-Systeme AG		NuPathe Inc.

/s/ ppa. K. Haczkiewicz		/s/ J. Hollingsworth

Name:	K. Haczkiewicz	Name:	J. Hollingsworth
Title: Head of Business Development		Title: CEO
Place, Date: Andernach, June 3, 2008		Place, Date: June 11, 2008

/s/ ppa. U. Sielaff

Name:	U. Sielaff
Title: General Counsel
Place, Date: Andernach, June 4, 2008

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Amendment No 2 to the Development and License Agreement
between LTS LHOMANN Therapie-Systeme AG and Nupathe Inc.
Effective as of September 14, 2007
This amendment, effective as of February 17, 2009 (“Effective Date”) by and among LTS LOHMANN Therapie-Systeme AG, a company organized under the laws of Germany having a principal place of business at Lohmannstraße 2, 56626 Andernach, Federal Republic of Germany (“LTS”)
and
NuPathe Inc., a corporation organized under the laws of Delaware having a principal place of business at 227 Washington Street, Suite 200, Conshohocken, PA 19428 (“NuPathe”)
WHEREAS, LTS and NuPathe have concluded a Development and License Agreement effective as of September 14, 2007 (the “Agreement”); and
WHEREAS, the parties amended the Agreement effective as of April 1, 2008 to include compensation to LTS for machine hours; and
WHEREAS, the parties now wish to further amend the Agreement to specify delivery terms and shipment responsibilities for Clinical Samples.
NOW THEREFORE, in consideration of the premises mutual covenants and conditions set forth herein, the parties agree as follows:
I.	Article II of the Agreement is hereby amended to add the following subsection 2.09:
2.09	Clinical Samples Delivery Terms.

When a shipment of Clinical Samples is ready for delivery, LTS shall notify NuPathe in writing of the expected delivery date (including details of quantities, destination, date and time) to enable delivery and receipt to be coordinated. LTS shall ship the Clinical Samples to NuPathe ex works (INCOTERMS 2000), LTS manufacturing facility Andernach, Germany, in accordance with written shipping instructions provided by NuPathe as per the Quality Agreement. NuPathe will bear all risk of loss, delay, or damage in transit, and insurance for each shipment.
II.	Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

III.	Except as expressly provided to the contrary in this Amendment No. 2, all other terms and conditions of the Agreement shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 by their duly authorized officers as of the date set forth below.

LTS LOHMANN Therapie-Systeme AG		NuPathe Inc.

/s/ ppa. K. Haczkiewicz		/s/ Jane H. Hollingsworth

Name:	K. Haczkiewicz	Name:	Jane H. Hollingsworth
Title: Head of Business Development		Title: CEO
Place, Date: Andernach, March 16, 2009		Place, Date:

/s/ ppa. U. Sielaff

Name:	U. Sielaff
Title: General Counsel
Place, Date: Andernach, March 16, 2009

Amendment No 3 to the Development and License Agreement
between LTS LOHMANN Therapie-Systeme AG and Nupathe Inc.
Effective as of Mai 10, 2010
This amendment, effective as of Mai 10, 2010 (“Effective Date”) by and among LTS LOHMANN Therapie-Systeme AG, a company organized under the laws of Germany having a principal place of business at Lohmannstrabe 2, 56626 Andernach, Federal Republic of Germany (“LTS”)
and
NuPathe Inc., a corporation organized under the laws of Delaware having a principal place of business at 227 Washington Street, Suite 200, Conshohocken, PA 19428 (“NuPathe”)
WHEREAS, LTS and NuPathe have concluded a Development and License Agreement effective as of September 14, 2007 (the “Agreement”); and
WHEREAS, the parties amended the Agreement effective as of April 1, 2008 to include compensation to LTS for machine hours; and
WHEREAS, the parties amended the Agreement effective as of February 17, 2009 to specify delivery terms and shipment responsibilities for Clinical Samples; and
WHEREAS, the parties now wish to further amend the Agreement concerning their respective confidentiality obligations
NOW THEREFORE, in consideration of the premises mutual covenants and conditions set forth herein, the parties agree as follows:
I.	Article X of the Agreement is hereby amended to add the following language:

“Notwithstanding the foregoing, the following additional disclosures shall be permitted without obtaining the prior written consent of the other party:

(a) NuPathe may disclose Confidential Information of LTS Corp. to third parties in connection with sublicenses, strategic collaborations, equity or debt financing, IPO, merger, acquisition, changes of control or other similar transactions (“Transactions”), for the sole purposes of enabling such third parties to conduct such Transactions and/or any diligence in connection with such Transactions. In the case of Confidential Information comprising batch records, manufacturing instructions, details of the manufacturing process, specifications, supply price, quality audit reports and regulatory filings detailing manufacturing know-how and LTS Corp. patent applications prior to disclosing such Confidential Information of LTS Corp. to a third party, NuPathe shall first obtain a written confidentiality agreement with such third party that is reasonable and customary for such Transaction or diligence.

(b)	Legal Requirements or Governmental Filings. In addition, each Party may use and disclose Confidential Information of the other Party to the extent such use or disclosure is necessary in prosecuting or defending litigation in accordance with this Agreement, complying with applicable governmental laws or regulations, such as FDA or SEC regulations, or court order or otherwise submitting information to tax or other governmental authorities, in submissions to regulatory authorities, as a part of patent applications filed on inventions made under this Agreement, or as a part of applications for marketing approval; provided that if a Party is required by law to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other Party of such disclosure and, except to the extent inappropriate in the case of patent applications or the like, will use reasonable commercial efforts to secure confidential treatment of such information. Section 4 of the CDA concluded between Nupathe and LTS Lohmann Therapy Systems Corp. dated May 31st, 2006 shall not apply to information of the parties generated and exchanged during the performance of activities under this Agreement.”

II.	Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

III.	Except as expressly provided to the contrary in this Amendment No. 3, all other terms and conditions of the Agreement shall continue in full force and effect.
                    IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 by their duly authorized officers as of the date set forth below.

LTS LOHMANN Therapie-Systeme AG		NuPathe Inc.

/s/ ppa. U. Sielaff		/s/ Suzanne M. Hanlon

Name:	Ulrich Sielaff	Name:
Title: General Counsel		Title: General Counsel
Place, Date: Andernach, 10.05.2010		Place, Date: Conshohocken, May 10, 2010

/s/ ppa. K. Haczkiewicz

Name:	Klaudia Haczkiewicz
Title: Head of Business Development
Place, Date: Andernach, 10.05.2010